Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of WTTJ Corp, on Form 10-Q for the Quarter ending September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kris Kottmeier, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Annual Report on Form 10-Q for the nine months ending September 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and September 30, 2014 fairly presents, in all material respects, the financial condition and result of operations of WTTJ Corp.

July 27, 2015	By:	/s/ Kris Kottmeier
Kris Kottmeier
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)